UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2008

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

ANSWERTHINK, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 1, 2008, the Company filed an amendment to its Articles of Incorporation changing its name from Answerthink, Inc. to The Hackett Group, Inc. Effective January 31, 2008, the Company began trading on the Nasdaq Stock Market (“Nasdaq”) under the Nasdaq symbol, “HCKT.”

Item 8.01	Other Events.

On February 22, 2008, The Hackett Group, Inc’s. Board of Directors approved a $5 million increase in the size of the Company’s share repurchase program authorization to $45 million. See Exhibit Index attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: February 26, 2008	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of The Hackett Group. Inc., dated February 26, 2008.